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                                                                     EXHIBIT 23.

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Jacobs Engineering Group Inc. of our report dated October 31, 2001, included in Exhibit C to the Notice of 2002 Annual Meeting of Shareholders and Proxy Statement of Jacobs Engineering Group Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-67048) pertaining to the Jacobs Engineering Group Inc. Global Employee Stock Purchase Plan, in the Registration Statement (Form S-8 No. 333-38974) pertaining to the Jacobs Engineering Group Inc. 1999 Stock Incentive Plan, in the Registration Statement (Form S-8 No. 333-38984) pertaining to the Jacobs Engineering Group Inc. 1999 Outside Director Stock Plan, in the Registration Statement (Form S-8 No. 333-60296) pertaining to the Jacobs Engineering Group Inc. 1989 Employee Stock Purchase Plan, and in the Registration Statement (Form S-8 No. 333-45475) pertaining to the Jacobs Engineering Group Inc. 1981 Executive Incentive Plan of our report dated October 31, 2001 with respect to the consolidated financial statements of Jacobs Engineering Group Inc. and subsidiaries included in and incorporated by reference in the Annual Report (Form 10-K) for the year ended September 30, 2001.

                                                        ERNST & YOUNG LLP

Los Angeles, California
December 21, 2001